                                                                   EXHIBIT 10.23

                        SECOND EXCHANGE OPTION AGREEMENT

               SECOND EXCHANGE OPTION AGREEMENT (THE "AGREEMENT")

                          dated as of February 17, 1998

                                 BY AND BETWEEN

          American Pharmed Labs, Inc., a Delaware corporation ("APL"),

                                       AND

   tbg Technologie-Beteiligungs-Gesellschaft mbh der Deutschen Ausgleichsbank,
                   a German limited liability company ("tbg").

WHEREAS; on October 31, 1997 APL, Inc. sold to certain investors certain shares of its Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), and warrants to purchase additional shares of Series A Preferred Stock pursuant to a Series A Convertible Preferred Stock Purchase Agreement dated as of such date (the "Stock Purchase Agreement"), and

WHEREAS; tbg desires to participate in the financing contemplated by the Stock Purchase Agreement but cannot currently do so due to restrictions and constraints currently applicable to it, and

WHEREAS; instead of participating in such Series A Preferred Stock financing tbg is establishing a silent partnership with APL's subsidiary, Pharmed Labs GmbH, a German limited liability company ("Pharmed GmbH") in the principal amount of DEM 4,000,000.00 (the "Principal amount") (the "Silent Partnership II"), and

WHEREAS; tbg acquired shares in Pharmed GmbH in the nominal amount of DEM 4,700.00 and APL is the holder of the remaining share capital of Pharmed GmbH after such acquisition, and

WHEREAS; tbg and APL desire to provide for the exchange of the Principal Amount of the Silent Partnership II for shares of Stock in certain circumstances;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Parties agree as follows:

1.    Exchange of Silent Partnership and Securities

(a) APL shall have the right in connection with the occurrence of a Triggering Event (as hereafter defined), to require tbg to terminate the Silent Partnership II and to exchange the claim for the Principal Amount of the Silent Partnership II for shares of Common Stock, the number of which is to be calculated in accordance with Section 1(b) hereafter. The term "Triggering Event" shall mean (i) a sale of all or substantially all of the assets of APL; (ii) a sale of more than 50% in voting power of the outstanding equity securities of APL; (iii) a merger or consolidation involving APL in which the stockholders of APL immediately before such merger or consolidation do not own, immediately after such merger or consolidation, capital stock or other equity interests of the surviving corporation or entity representing more than 50% of the voting power of the capital stock or other equity interest of such surviving corporation or entity outstanding at such time; (iv) the automatic conversion of the Series A Preferred Stock pursuant to article FOURTH, Section 2 of APL's Certificate of Incorporation; (v) a public offering of APL's Common Stock, $.01 par value per share (the "Common Stock") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act").

(b) The number of shares of Common Stock to be exchanged pursuant to Section 1(a) (the "Call Shares") shall be the greatest whole number less than or equal to the quotient calculated as follows: (i) in the case of Section 1 (a)(iv) and
      (v) by dividing the Principal Amount of the Silent Partnership II by the arithmetic mean of $2.02 and the price to the public per share provided for in the respective public offerings (the "Calculated IPO Price") or
      (ii) in the case of Section 1(a)(i) to (iii) by dividing the Principal Amount of the Silent Partnership II by the arithmetic mean of $2.02 and the consideration paid per share in the respective transaction such consideration per share being calculated on a Common Stock equivalent basis at the time of the exchange, assuming conversion of all outstanding and reserved (pursuant to the First Exchange Option Agreement) shares of convertible preferred stock into Common Stock at the then applicable conversion rates for such convertible preferred stock (the "Calculated Trade Sale Price"); provided, however, that if the Calculated IPO Price or the Calculated Trade Sale Price are less than $2.02, the Calculated IPO Price or the Calculated Trade Sale Price, respectively, shall be adjusted upward for purposes of such calculation to the Minimum Share Price, and if the Calculated IPO Price or the Calculated Trade Sale Price are higher than $7.07 (the "Maximum Share Price"), the Calculated IPO Price or the Calculated Trade Sale Price, respectively, shall be adjusted downward for purposes of such calculation to the Maximum Share Price.

(c) tbg shall have the right, at any time after the date hereof and on or before the occurrence of a Triggering Event, to terminate the Silent Partnership II and to require APL to issue shares of Common Stock the number of which is to be calculated in accordance with Section 1(d) hereafter in exchange for the claim for the Principal Amount of the Silent Partnership II.

(d) The number of shares of Common Stock to be exchanged pursuant to Section 1(c) (the "Put Shares") shall be the greatest whole number less than or equal to the quotient of the Principal Amount of the Silent Partnership II divided by $7.07.

(e) The rights of APL and tbg under this Section 1 are hereafter referred to as the "Exchange Option." The Call Shares and the Put Shares are each referred to as the "Exchange Shares".

(f) In the event that tbg has not entirely contributed the Principal Amount to Pharmed GmbH or has been repaid the Principal Amount entirely or in part by the Exchange Option Closing date tbg will pay any outstanding balance to APL in cash.

(g) For the purpose of calculation of the number of shares to be exchanged pursuant to this Section 1 the Deutschmark to US-Dollar exchange rate shall be $1 equals DEM1.75.

2.    Adjustments in Securities

      In the event that after the date hereof there shall be any stock dividend, stock split, reverse stock split, combination of shares, reclassification or other similar event with respect to the Common Stock, the number of shares of Common Stock issuable upon exercise of the Exchange Option in exchange for the Principal Amount of the Silent Partnership II shall be proportionately adjusted, and the term Exchange Shares shall be deemed to mean such number as so adjusted. In addition, if the Exchange Option is being exercised in connection with a Triggering Event, then at the option of APL the cash, securities or other property that would be issuable upon exchange or conversion of the Series A Shares in connection with the closing of such Triggering Event may be issued to tbg directly in exchange for the Principal Amount instead of the Series A Shares.

3.    Exercise of Exchange Option; Closing

(a) The party desiring to exercise the Exchange Option shall give the other party written notice of its intention to exercise the Exchange Option (the "Exercise Notice").

(b) A closing (the "Exchange Option Closing") with respect to the exercise of the Exchange Option shall be held on such date as may be agreed upon by APL and tbg but in any event (i) in the case of any exercise of the Exchange Option in connection with the occurrence of a Triggering Event, not later than the closing of the Triggering Event, unless APL otherwise agrees in writing, and (ii) in all other cases, not later than twenty (20) business days after the date of the Exchange Notice, unless both parties otherwise agree in writing. At the Exchange Option Closing:

      (i) tbg shall make all declarations, conclude all agreements, render all resolutions and take all further actions necessary to transfer the Principal Amount to APL, free and clear of all liens, claims and encumbrances, and in the event of Section 1(f) pay such respective amount outstanding to APL;

      (ii) tbg shall deliver to APL a certificate dated the Exchange Option Closing date and confirming, as of the Exchange Option Closing date, its representations and warranties as set forth in Section 5; and

      (iii) APL shall deliver to tbg a stock certificate representing the Series A Shares.

4.    Transfer; Restrictions on Transfer

(a) As of the date hereof tbg and APL will enter into a separate agreement in the form attached hereto as Exhibit 4(a) providing for the assignment of the claim for the Principal Amount by tbg to APL such assignment becoming effective with the Exchange Option Closing and being conditional upon the delivery of the stock certificate pursuant to Section 3(b)(iii).

(b) For so long as the Exchange Option remains in effect, tbg shall not transfer the Silent Partnership II, with or without consideration, without the prior written consent of APL.

(c) If tbg desires to transfer the Silent Partnership II, with or without consideration, while the Exchange Option remains in effect, tbg shall immediately give written notice to APL, specifying:

      (i) the address and registered office, if any, of the prospective transferee;

      (ii) the purchase price, if any, or other consideration to be paid or given for the intended transfer;

      (iii) the date for the closing of such intended transfer;

      (iv)  the nominal amount of shares intended to be transferred;

      (v) the representations and warranties, if any, made or to be made by tbg in connection with the intended transfer.

(d) tbg agrees that for a period of up to one hundred eighty (180) days from the effective date of any registration of securities of APL under the Securities Act (upon request of APL or the underwriters managing any underwritten offering of APL's securities), tbg will not sell, make any short sale or loan of, grant any option for the purchase of, or otherwise dispose of the Silent Partnership II, Series A Shares, shares of Common Stock or other securities of APL or Pharmed GmbH held by tbg without the prior written consent of APL or such underwriters, as the case may be.

(e)   Any purported transfer of the Silent Partnership II in violation of this
      Section 4 shall be null and void, and Pharmed GmbH shall not be required to record on its books any such purported transfer or to recognize the purported transferee as the holder of title of the Silent Partnership II.

5.    Representations and Warranties of tbg

      tbg represents and warrants to APL as follows:

(a) (i) The individual executing this Agreement on behalf of tbg has been duly authorized to execute and deliver this Agreement;

      (ii)  the signature of such individual is binding upon tbg;

      (iii) tbg is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement;

      (iv) and the execution and delivery of this Agreement will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the Charter, Bylaws, or other governing document of tbg or any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.

(b) Upon any exercise of the Exchange Option tbg will be acquiring the Common Shares, for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(c) tbg understands that the Series A Shares and the shares of Common Stock issuable upon conversion of the Series A Shares will not be registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. tbg further understands that such exemption depends upon, among other things, the bona fide nature of tbg's investment intent expressed herein. tbg acknowledges that the certificates for the Series A Shares and the shares of the Common Stock issuable upon conversion thereof shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued.

(d) tbg has not been formed for the specific purpose of acquiring the Series A Shares. tbg understands the term "accredited investor" as used in Regulation D promulgated under the Securities Act and represents and warrants that it is an "accredited investor."

(e) tbg has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. tbg is able to bear the economic risk of such investment, including a complete loss of the investment.

(f) tbg acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of APL and Pharmed GmbH concerning its investment in the GmbH Shares and the Series A Shares, and to obtain any additional information which it desires regarding APL and Pharmed GmbH.

(g) tbg understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to tbg) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

6.    Representations and Warranties of APL

      APL represents and warrants to tbg as follows:

(a) (i) The individual executing this Agreement on behalf of APL has been duly authorized to execute and deliver this Agreement;

      (ii)  the signature of such individual is binding upon APL;

      (iii) APL is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement;

      (iv) and the execution and delivery of this Agreement will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the Charter, Bylaws, or other governing document of APL or any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.

(b)   The entire authorized capital stock of APL consists of:

      (i)   20,000,000 shares of Common Stock; and

      (ii) 3,424,150 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock").

(c) The number of shares of Common Stock and Series A Preferred Stock that are issued and outstanding, held as treasury shares or issuable upon the exercise of outstanding options, warrants, convertible securities or rights to purchase such capital stock as of the date hereof is as set forth in Exhibit 6(c); no additional Series A Preferred Stock may be issued or reserved without the consent of the preferred shareholders.

7.    Expenses.

      Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

8.    Survival of Agreements

      All covenants, agreements, representations and warranties made herein or in any agreement, certificate or instruments delivered to APL or tbg, as the case may be, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

9.    Parties in Interest

      All representations, warrants, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

10.   Notices

      All notices, requests, consents and other communications hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by facsimile or DHL, Federal Express, or any other recognized express international courier service, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

      (a)   if to APL:

            American Pharmed Labs, Inc.
            270 Sylvan Avenue
            Englewood Cliffs
            NJ 07632
            USA
            Attention: President
            Fax: 001 (201) 575-9244

      (b)   if to tbg:

            tbg Technologie-Beteiligungs-Gesellschaft mbH der Deutschen Ausgleichsbank
            Ludwig-Erhard-Platz 1-3
            53170 Bonn Bad Godesberg
            Germany
            Fax: 0228-831-2493

11.   Governing Law

      This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, USA, without regard to its principles of conflicts of laws.

12.   Entire Agreement

      This agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, commitments, agreements and understandings among them with respect thereto.

13.   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.   Amendments and Waivers

      This Agreement may be amended or modified, and provisions hereof may be waived, only with the written consent of APL and tbg.

15.   Titles and Subtitles

      The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any provision of this Agreement.

16.   No Waiver; Cumulative Remedies

      No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any other remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, agreement or otherwise.

17.   Specific Enforcement

      Each party expressly agrees that a violation of this Agreement by such party could not be adequately compensated by money damages alone and the parties agree that they will not claim an adequate remedy at law. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, and/or decree for specific performance, in accordance with the provisions hereof.

In witness whereof, APL and tbg have executed this Agreement as of the day and year first above written,

                                      American Pharmed Labs, Inc.

                                      by: /s/ Rainer K. Liedtke
                                          -----------------------------

                                      tbg Technologie-Beteiligungs-Gesellschaft
                                      mbH der Deutschen Ausgleichsbank

                                      by: /s/ Illegible
                                          -----------------------------

EXHIBIT 4 (a)

                                    AGREEMENT

                                     BETWEEN

American Pharmed Labs, Inc., 270 Sylvan Avenue, Englewood Cliffs, NJ 07632, USA

                                                   - in the following:  "APL" -

                                       AND

tbg Technologie-Beteiligungs-Gesellschaft mbH der Deutschen Ausgleichsbank, Ludwig- Erhard-Platz 1-3, 53179 Bonn

                                                   - in the following:  "tbg" -

The parties have entered into a separate Second Exchange Option Agreement as of the date hereof.

tbg and Pharmed Labs GmbH have entered into a "Beteiligungsvertrag" on the establishment of a silent partnership pursuant to which tbg has paid an amount of DM 4.000.000,-- as contribution to Pharmed Labs GmbH (in the following:
"Principal Amount").

Pursuant to Section 4 (a) of the Second Exchange Option Agreement tbg has undertaken to assign its claim for the Principal Amount to APL in exchange for Shares of Common Stock in APL the number of which is to be calculated on the basis of Section 1 of the Second Exchange Option Agreement.

                                                                      EXHIBIT 6C

Therefore the parties hereto agree as follows:

                                    SECTION 1
                                   ASSIGNMENT

tbg herewith assigns to APL its claim for the Principal Amount pursuant to
Section 4 para. 3 of the Beteiligungsvertrag between tbg, APL and Pharmed Labs GmbH as of the date hereof provided, however, that the transfer shall be conditional upon (i) the occurrence of the Exchange Option Closing as defined in the Second Exchange Option Agreement and (ii) the delivery of a stock certificate representing the Common Shares to be transferred from APL to tbg pursuant to the Second Exchange Option Agreement. APL herewith accepts such transfer.

                                    SECTION 2
                                  MISCELLANEOUS

(1) This Agreement shall be governed by and construed under the laws of the Federal Republic of Germany.

(2)   Any amendment to this Agreement shall be in writing.

   Munchen, 17.2.1998

  /s/ Rainer K. Liedtke
-------------------------------------
American Pharmed Labs, Inc.

  /s/ Illegible
-------------------------------------
tbg Technologie-Beteiligungs-Gesellschaft mbH
der Deutschen Ausgleichsbank

                                                                      EXHIBIT 6C

                              HOLDERS OF SECURITIES

                                                                                                                  % OF TOTAL
                                                                    NO. SHARES      OPTION                         COMMON &
                                      OPTIONS &     DATE ISSUED      COMMON        EXERCISE      NO. OF CONV.       PREFERRED
             NAME                     WARRANTS      OR ACQUIRED       STOCK         PRICE        PFD. SHARES       OUTSTANDING
             ----                     --------      -----------       -----         -----        -----------       -----------
Dr. Rainer K. Liedtke-I                            10/93 - 6/94     2,580,000                                        26.50%
                                     60,000               04/97                      3.00

Techno Venture Enterprises
No. III, L.P.                        74,259                1997                      2.02         1,485,164          15.25%

Mrs. Hanne Liedtke                                  5/94 - 6/94     1,066,667                                        10.95%

Dr. Rainer K. Liedtke -II(2)                             -          1,003,610                                        10.31%
                                                       T.B.D                                        829,901(3)        8.52%
tbg Technologie-Beteiligungs-
Gesellschaft mbH der
Deutschen Ausgleichsbank

Alpinvest International B.V.         24,753                1997                      2.02           495,054           5.08%

Pharmed Dr. Liedtke GmbH                                8/29/97                                     199,357           2.05%

Silent partners of Pharmed                                            443,789(4)                                      4.56%
Dr. Liedtke GmbH

Mr. Johann Pogadl                                       5/19/95       294,667                                         3.03%

Mr. Henrik Aagaard                  300,000(5)(6)       9/18/97                      2.02

Mr. Hans Dickand                                       10/31/97                                     250,000           2.57%

Mrs. Marlise Schaefer                               6/94 - 5/95       248,889                                         2.56%

Mr. Wolfgang Seidel                                     1/13/97       233,333                                         2.40%

Dr. Hellmut Kirchner                                   11/30/97       125,000                                         1.28%

Mr. Alan N. Alpern                                      9/21/95       110,000                                         1.13%
                                     50,000(6)          9/21/95                      0.75
                                     90,000(6)         12/12/96                      1.50

Dr. Gerhard Waldheim                                   10/31/97                                     100,000           1.03%

Mr. Bastian P. Liedtke                                  1/13/97        50,000                                         0.51%

Mr. Alexander F. Liedtke                                1/13/97        50,000                                         0.51%

Mrs. Teresa Munk                     43,320(6)          9/21/95                      0.75
                                     30,000(6)         12/12/96                      1.50
                                                        5/04/97        31,333                                         0.32%

Mr. James H. Godfrey, Jr.                               4/16/97        25,000                                         0.26%

Mr. Michael R. Fromer                                  12/12/96        20,000                                         0.21%

Dr. Joel C. Newman                   50,000(6)          1/13/97                      1.50

Prof. Christian Flaemig                                 9/21/95        16,667                                         0.17%

Mr. Patrick Brosnan                  25,000(6)          4/30/97                      2.02

Mrs. Brigitte Basten                                    1/13/97        10,000                                         0.10%

Dr. Fred McIlreath                                      9/21/95        10,000                                         0.10%

Mr. John Softness                                      12/12/96         7,500                                         0.08%

Donald Softness                                        12/12/96         7,500                                         0.08%

Family Trust

Dr. Rainer Hoffmann                                     9/21/95         6,667                                         0.07%

Mr. Christopher Owen                                    4/02/97        10,000                                         0.10%

Ms. Tjasa Owen                                          4/02/97        12,500                                         0.13%

Mrs. Irina Owen                                         4/02/97         2,500                                         0.03%

Dr. Wm. Greenspan                                       4/02/97        12,500                                         0.13%

Mrs. Hanne Andersen                  10,000(6)         10/29/97                      2.02
                                    -------                         ---------                     ---------         ------
                                    757,332(7)                      6,378,122                     3,359,476         100.00%

1. Issued in consideration for assignment of personal intellectual property rights.

2.    Acquired from former stockholders.

3. 8.59% equity interest in Pharmed Labs GmbH reserved for conversion into APL Preferred.

4. Shares result from conversion of an equal number of Preferred Shares previously held by Pharmed Dr. Liedtke GmbH.

5.    Based on Employment Contract and Stock Option Plan.

6.    Issued under Stock Option Plan covering a total of 1,036,320 Shares.

7.    598,320 Shares issued under Stock Option Plan.

                                       15